UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2026

OMEROS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-34475	91-1663741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West Seattle, WA		98119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	OMER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2026, the Board of Directors of Omeros Corporation (the “Company” or “we”), upon recommendation of the Nominating and Governance Committee of the Board of Directors, increased the number of its directors to nine and appointed Joseph Schocken as a director, effective immediately. Mr. Schocken’s initial term will expire at our 2027 annual meeting of shareholders or his earlier resignation or removal. The Board of Directors also appointed Mr. Schocken to the Audit Committee of the Board of Directors.

Mr. Schocken, 79, is a private investor and the founder and president of Tranceka Capital, LLC. Mr. Schocken founded Seattle-based investment bank Broadmark Capital LLC in 1987. In 2010, Mr. Schocken co-founded and served as chief executive officer of the entities that became Broadmark Realty Capital, Inc. (NYSE) until its merger in 2019. He served as its post-merger chairman from 2019 through 2021. He currently serves as chairman of Taqtile, Inc., a digital work assistance platform. Mr. Schocken has long been involved in politics and economic policy on a national level. He is recognized as one of the driving forces behind the JOBS Act, has testified on economic policy before committees of the U.S. House and Senate, and was a Presidential appointee to the National Advisory Council on Innovation and Entrepreneurship. He received his MBA from Harvard University and his BA in history from the University of Washington.

Pursuant to our non-employee director compensation policy, Mr. Schocken was granted a stock option to purchase 30,000 shares of our common stock on the date of his appointment. Mr. Schocken will be indemnified by the Company pursuant to the terms of our standard form of director indemnification agreement.

Mr. Schocken is not party to any understanding or arrangement in connection with his appointment as a director and has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

Date: August 13, 2026	By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and
Chairman of the Board of Directors